CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services- Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated January 10, 2005, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-08153 and 811-07707) of AllianceBernstein Real Estate Investment Fund, Inc.





                                                       ERNST & YOUNG LLP


New York, New York
February 24, 2005